SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2008
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
     On February 26, 2008, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Waste Management, Inc. (the “Company”) approved the grant, effective March 3, 2008, of performance share units awards (“PSUs”) pursuant to the Company’s 2004 Stock Incentive Plan to each of David P. Steiner, Chief Executive Officer; Lawrence O’Donnell, III, President and Chief Operating Officer; Robert G. Simpson, Chief Financial Officer; James Trevathan, Senior Vice President — Southern Group; and Duane Woods, Senior Vice President — Western Group (collectively, the “named executive officers”). The grants are the named executive officers’ 2008 annual awards under the Company’s long-term incentive program. The Company’s long-term incentive program for named executive officers previously consisted of both PSUs and restricted stock units, and the PSUs earned depended on a performance measure of return on invested capital. The 2008 long-term incentive awards will consist solely of PSUs, with one-half of the number of awards actually earned depending on a return on invested capital measure and one-half depending on the achievement of an earnings per share measure.
     The material terms of 2008 PSUs granted to the named executive officers are shown in the table below. The form of award agreement is attached hereto as Exhibit 10.1 and the description below is qualified in its entirety by reference to the form of award agreement.

Target Number of PSUs	Mr. Steiner	119,340

	Mr. O’Donnell	48,792

	Mr. Simpson	36,168

	Mr. Trevathan	21,379

	Mr. Woods	21,379

Performance Calculation Date (“PCD”)	As of December 31, 2010; award (if any) paid out after completion of the audit of the Company’s 2010 year-end financial statements and certification by the Committee of actual level of achievement (“payment date”).

Performance Measures	50% of award value based on return on invested capital; 50% of award value based on earnings per share.

Range of Possible Awards	0 – 200% of targeted amount, based on actual results achieved.

Dividends	Dividend equivalents are accrued on the target number of awards through the performance period and paid, in cash, on the payment date based on the actual number of awards earned.

Death or Disability before PCD	Payable on payment date as if participant had remained an active employee through performance period.

Qualifying Retirement before PCD	Performance is prorated, payable on payment date based on actual performance.

Voluntary Termination before PCD	Immediate forfeiture.

Involuntary Termination other than for Cause before PCD	Performance is prorated, payable on payment date based on actual performance.

Change in Control before PCD	Performance measured at the end as of the fiscal quarter immediately prior to the change in control and paid on prorated basis on actual results achieved up to such date. Thereafter, participant also receives a number of restricted stock units in the successor entity equal to the number of PSUs that would have been earned had no change in control occurred and target performance levels had been met from the time of the change of control through December 31, 2010, converted for any conversion factors in the change in control transaction. The new restricted stock units in the successor entity would vest on or before December 31, 2010.

Clawback for Misconduct	Within the earlier of one year after the discovery of misconduct (as defined in the award agreement) and two years after the participant’s termination of employment, reimbursement to the Company of all amounts received under the award agreement if the participant engaged in or benefited from misconduct.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
10.1	Form of Performance Share Unit Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: February 29, 2008	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker Senior Vice President

Exhibit List
10.1	Form of Performance Share Unit Award Agreement